Exhibit 5.1

June 27, 2012

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, PA 15219

Re:	Registration Statement on Form S-3

We have acted as counsel to Koppers Holdings Inc., a Pennsylvania corporation (“KH”) and Koppers Inc., a Pennsylvania corporation (“KI”) in connection with the Registration Statement on Form S-3 filed concurrently herewith by KH, KI and the Guarantors (as defined below) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), relating to the issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following:

(1)	the debt securities of KH and KI, which may be either senior (the “Senior Debt Securities”) or subordinated (together with the Senior Debt Securities, the “Debt Securities”), and which may be, as to KH’s and KI’s obligations thereunder, fully and unconditionally guaranteed by any one or more of KH, KI and the wholly-owned direct or indirect subsidiaries of KH listed on Schedule I hereto (collectively, the “Guarantors”) (the “Guarantees”);

(2)	shares of KH’s common stock, $0.01 par value (the “Common Stock”);

(3)	shares of KH’s preferred stock, $0.01 par value (the “Preferred Stock”);

(4)	depositary shares (the “Depositary Shares”);

(5)	warrants (the “Warrants”);

(6)	units composed of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Debt Securities, or any combination thereof (the “Units”); and

(7)	an indeterminate amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Guarantees as may be issued upon settlement, exercise, conversion or exchange of any of the foregoing securities, including such indeterminate amount of such securities as may be issued pursuant to any applicable anti-dilution adjustment (collectively, the “Issuable Securities” and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Guarantees, the “Securities”).

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June 27, 2012

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, and the prospectus contained therein (the “Prospectus”); (ii) KH’s Amended and Restated Articles of Incorporation; (iii) KH’s Amended and Restated Bylaws; (iv) the respective certificates or articles of incorporation, certificates of formation or similar organic documents, as applicable, of KI and each of the Guarantors; (v) the respective bylaws, limited liability company agreements or similar organic documents, as applicable, of KI and each of the Guarantors; (vi) resolutions adopted by the respective boards of directors of KH and KI which authorize and provide for the filing of the Registration Statement; and (vii) resolutions adopted by the respective boards of directors or managers or the general partner, as applicable, of each of the Guarantors which authorize and provide for the filing of the Registration Statement.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than KH, KI and each Guarantor) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions or any other assumptions set forth in this opinion letter.

The opinions expressed in this opinion letter are limited to the law of the Commonwealth of Pennsylvania and, solely with respect to the Indentures (as defined below) and the Warrant Agreements (as defined below), the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

1. Assuming the terms of any series of Debt Securities offered pursuant to the Registration Statement have been duly established in accordance with each indenture pursuant to which such Debt Securities are to be issued (each, an “Indenture”), such Debt Securities will constitute valid and binding obligations of KH or KI, as applicable, enforceable against KH or KI, as applicable, in accordance with their terms.

2. When one or more certificates representing the shares of the Common Stock to be offered pursuant to the Registration Statement, each complying with all applicable requirements of the Pennsylvania Business Corporation Law (the “PBCL”), have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement

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and any supplement to the Prospectus relating to such offering (a “Prospectus Supplement”) and in accordance with any agreement or instrument binding upon KH, the Common Stock will be validly issued, fully paid and nonassessable.

3. When (i) either Articles of Amendment of KH’s Amended and Restated Articles of Incorporation or a Statement with Respect to Shares, in either case fixing and determining the terms of any Preferred Stock to be offered pursuant to the Registration Statement, has been duly filed with the Pennsylvania Department of State and payment in full of any filing fees attendant thereto has been made; and (ii) one or more certificates representing the shares of such Preferred Stock, each complying with all applicable requirements of the PBCL, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement and in accordance with any agreement or instrument binding upon KH, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. Assuming the terms of any Depositary Shares offered pursuant to the Registration Statement have been duly established in accordance with the applicable deposit agreement (the “Deposit Agreement”), when (i) a depositary has been duly appointed by KH with respect thereto (the “Depositary”); (ii) the shares of Preferred Stock relating to such Depositary Shares have been duly authorized and are validly issued, fully paid and non-assessable as contemplated in numbered paragraph 3 above; (iii) the shares of Preferred Stock relating to such Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement; and (iv) the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any Prospectus Supplement and in accordance with the applicable Deposit Agreement and any other agreement or instrument binding upon KH, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement and Depositary Receipts.

5. Assuming the terms of any Warrants offered pursuant to the Registration Statement have been duly established in accordance with the applicable warrant agreement (the “Warrant Agreement”), when (i) a warrant agent has been duly appointed by KH with respect thereto and (ii) the Warrants or certificates representing the Warrants, as applicable, have been duly executed, authenticated (if required), issued and delivered as contemplated in the Registration Statement and any Prospectus Supplement and in accordance with the terms of the Warrant Agreement and any other agreement or instrument binding upon KH, the Warrants will constitute valid and binding obligations of KH, enforceable against KH in accordance with their terms.

6. Assuming that (a) the combination of the securities of which any Units offered pursuant to the Registration Statement consist has been duly authorized and approved by all necessary action of the board of directors of KH, or a duly authorized committee thereof and (b) the terms of such Units have been duly established in accordance with the applicable unit

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agreement (the “Unit Agreement”), when (i) a unit agent has been duly appointed by KH with respect thereto, (ii) the Units or certificates representing the Units, as applicable, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement and in accordance with the applicable Unit Agreement and any other agreement or instrument binding upon KH, (iii) any Debt Securities that form a part of such Units have been validly issued and constitute valid and binding obligations of KH or KI, as applicable, enforceable against KH or KI, as applicable, in accordance with their respective terms, as contemplated in numbered paragraph 1 above; (iv) any Warrants that form a part of such Units constitute valid and binding obligations of KH in accordance with their respective terms, as contemplated in numbered paragraph 5 above; (v) any Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 2 and 3 above, respectively, as applicable; and (vi) any Depositary Shares that form a part of such Units are validly issued and entitle the holders thereof to the rights specified in the applicable Deposit Agreement and Depositary Receipts, as contemplated in numbered paragraph 4 above, the Units will constitute valid and binding obligations of KH, enforceable against KH in accordance with their terms.

7. Assuming that (i) the terms of the applicable Debt Securities have been duly established in accordance with the applicable Indenture and (ii) the applicable Debt Securities are validly issued and constitute valid and binding obligations of KH or KI, as applicable, enforceable against KH or KI, as applicable, in accordance with their respective terms, as contemplated in numbered paragraph 1 above, the Guarantees will constitute valid and binding obligations of KH, KI or the applicable Guarantors, as applicable, enforceable against KH, KI or the applicable Guarantors, as applicable, in accordance with their terms.

8. If, pursuant to the terms thereof, any Issuable Securities are issuable upon settlement, exercise, conversion or exchange of any other Securities offered pursuant to the Registration Statement (the “Initial Securities”) or in accordance with any applicable anti-dilution adjustment, when the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as applicable, of Initial Securities as contemplated by the Registration Statement and any Prospectus Supplement or Exchange Act Report, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon KH or KI, as applicable, upon such issuance, (i) to the extent the relevant Issuable Securities are Common Stock, Preferred Stock or Depositary Shares, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable and (ii) to the extent the relevant Issuable Securities are Debt Securities, Warrants or Units, such Issuable Securities so issued will constitute valid and binding obligations of KH or KI, as applicable, enforceable against KH or KI, as applicable, in accordance with their terms.

The opinions set forth above are subject to the following additional assumptions:

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(a) The Registration Statement and any amendment thereto (including any post-effective amendment) (i) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded and (ii) will comply with all applicable laws, in each case at the time the relevant Securities are offered or issued as contemplated by the Registration Statement;

(b) One or more Prospectus Supplements will have been prepared and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws;

(c) All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any Prospectus Supplement or free writing prospectus (as defined in Rule 405 under the Securities Act) and (ii) only upon payment of the consideration fixed therefor (which consideration, in the case of any offering of Common Stock or Preferred Stock, shall not be less than the aggregate par value thereof) in accordance with any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including any applicable Indenture, Statement with Respect to Shares or Articles of Amendment of KH’s Amended and Restated Articles of Incorporation, Deposit Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the registration statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(d) In the case of an Indenture pursuant to which any Debt Securities offered pursuant to the Registration Statement are to be issued or governed, there will have been no addition, deletion or modification of the terms or provisions contained in the form of senior debt indenture included as Exhibit 4.13 to the Registration Statement or the form of subordinated debt indenture included as Exhibit 4.14 to the Registration Statement, as applicable, that would affect the validity of any of the opinions rendered herein;

(e) A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any applicable Indenture, Statement with Respect to Shares or Articles of Amendment of KH’s Amended and Restated Articles of Incorporation, Deposit Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) and, if applicable, the Securities themselves will have been duly authorized and approved by all necessary action of the board of directors of KH or KI, as applicable, or a duly authorized committee thereof, or the board of directors or managers or a duly authorized committee thereof, or the general partner of, a Guarantor, as applicable, and duly authorized and duly executed and delivered by KH, KI or the applicable Guarantor, as applicable, and each of the other parties thereto;

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(f) In the case of any Purchase Agreement, Indenture, Statement with Respect to Shares or Articles of Amendment of KH’s Amended and Restated Articles of Incorporation, Deposit Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(g) The final terms of any Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) in the case of KH, KH’s Amended and Restated Articles of Incorporation and KH’s Amended and Restated Bylaws, as they may be amended or supplemented hereafter, (B) in the case of KI, KI’s Restated and Amended Articles of Incorporation and KI’s Restated and Amended Bylaws, (C) in the case of a Guarantor, the applicable certificate of incorporation, certificate of formation or similar organic document and the applicable bylaws, limited liability company agreement or similar organic document, as they may be amended or supplemented hereafter, or (D) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon KH, KI or an applicable Guarantor, as applicable; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over KH, KI or any such Guarantor, as applicable, or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity;

(h) KH, KI and any applicable Guarantor, as applicable, shall have taken any action required to be taken by KH, KI or such Guarantor, as applicable, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization); the board of directors of KH or KI, as applicable, or a duly authorized committee thereof, or the board of directors or managers or a duly authorized committee thereof, or the general partner of, such Guarantor, as applicable, shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with, in the case of KH, KH’s Amended and Restated Articles of Incorporation and KH’s Amended and Restated Bylaws, as they may be amended or supplemented hereafter, in the case of KI, KI’s Restated and Amended Articles of Incorporation and KI’s Restated and Amended Bylaws, and, in the case of a Guarantor, the applicable certificate of incorporation, certificate of formation or similar organic document and the applicable bylaws, limited liability company agreement or

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similar organic document, as they may be amended or supplemented hereafter (subject to the further assumption that any such organic documents of KH, KI or any such Guarantor have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization);

(i) The choice of law provisions of any Indenture pursuant to which any Guarantees offered pursuant to the Registration Statement are to be issued or governed will be enforceable against each Guarantor that is organized outside of the United States under the law of the jurisdiction in which such Guarantor was organized;

(j) KH shall remain at all times a corporation incorporated under the laws of the Commonwealth of Pennsylvania; and

(k) The total number of shares of Common Stock and Preferred Stock issued under the Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under KH’s Amended and Restated Articles of Incorporation.

To the extent that the obligations of KH, KI or any Guarantor, as applicable, under any Indenture and any offered Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the applicable financial institution serving as trustee pursuant to the terms of the Indenture (the “Trustee”) will be duly organized, validly existing and in good standing under the laws of its jurisdictions of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iii) such Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement.

To the extent that the obligations of KH, KI or any Guarantor under any Deposit Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than KH, KI and any Guarantor (including any applicable Depositary, warrant agent, unit agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such

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agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights or remedies generally; (b) general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity; and (c) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality.

We express no opinion with respect to any provision (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that purports to limit any person’s liability, or relieve any party of the consequences of, its own unlawful, willful, reckless, bad faith, or negligent acts or omissions, or that grants indemnity or a right of contribution; (iv) that purports to allow any party to interfere unreasonably in the conduct of another party’s business; (v) that purports to require the payment or reimbursement of fees, costs, expenses or other amounts that are unreasonable in nature or amount or without a reasonable accounting of the sums purportedly due or that are contrary to applicable law or public policy; (vi) that purports to prohibit the assignment of rights that are assignable pursuant to applicable law notwithstanding an agreement not to assign such rights; (vii) that purports to require that amendments or waivers to any agreement be in writing; (viii) relating to severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that purports to place a limitation on lawsuits to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; (xi) that provides that no recourse may be had against any successors of KH, KI or any Guarantor, or any shareholder thereof that may be a controlling person under federal securities laws; (xii) that purports to waive or modify any party’s obligations of good faith, fair dealing, diligence, mitigation of damages, reasonableness or due notice, or the right of redemption under the Uniform Commercial Code or other applicable law; (xiii) that provides for advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (xiv) that provides that decisions by a party are conclusive or may be made in its sole discretion; (xv) that consents to, or restricts governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (xvi) that waives broadly or vaguely stated rights; (xvii) that provides for exclusivity, election or cumulation of rights or remedies; (xviii) that provides a proxy, power of attorney or trust; (xix) that prohibits, restricts, or requires consent to assignment or transfer of any right or property; or

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(xx) that provides for liquidated damages, an increased interest rate on default, interest on interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions may be found to constitute a penalty. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

Regarding the Guarantees in particular, we note that guarantees are subject to particularly close scrutiny and strict construction. Further, any waiver of defenses by any applicable Guarantor may be enforceable as to defenses which KH or KI could raise but may not be enforceable as to defenses which could be raised by the applicable Guarantors alone.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm’s name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

SCHEDULE I

Subsidiary	Jurisdiction of Formation
Koppers Asia LLC	Delaware
Koppers World-Wide Ventures Corporation	Delaware
Koppers Concrete Products, Inc.	Delaware
Concrete Partners, Inc.	Delaware
Koppers Delaware, Inc.	Delaware
Koppers Ventures LLC	Delaware
Koppers Australia Holding Company Pty Ltd	Australia
Koppers Australia Pty Ltd	Australia
Koppers Carbon Materials & Chemicals Pty Ltd	Australia
Koppers Wood Products Pty Ltd	Australia
Continental Carbon Australia Pty Ltd	Australia
Koppers Denmark ApS	Denmark
Koppers Europe ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Koppers Luxembourg S.a.r.l.	Grand Duchy of Luxembourg
Koppers Poland Sp. z o.o.	Poland
Koppers Lambson Limited	United Kingdom
Koppers UK Holding Limited	United Kingdom
Koppers UK Limited	United Kingdom
Koppers UK Transport Limited	United Kingdom
Koppers International B.V.	The Netherlands
Koppers Netherlands B.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands
Tankrederij J.A. van Seumeren B.V.	The Netherlands